Amy Mountain, Keystone Financial
                                                            717-231-5736
                                          Tom Earley, Financial Trust
                                                            717-241-7760

  Keystone Financial Announces Completion of Capital Region Expansion
   Financial Trust acquires former Pennsylvania National Bank offices


HARRISBURG, PA. (June 19, 1998) -- Keystone Financial, Inc. today confirmed that its Financial Trust subsidiary completed the acquisition of seven Pennsylvania National Bank community offices that serve the greater Harrisburg area. The consolidation previously announced in January ensures that customers, served by the Keystone Financial subsidiaries of Financial Trust and Pennsylvania National Bank, will continue to benefit from a focus on their unique regions.

Seven offices of Pennsylvania National Bank join Carlisle-based Financial Trust. The consolidation demonstrates the commitment of Financial Trust to providing customers in the Harrisburg area with a full array of financial products and services.

At the same time, Pottsville-based Pennsylvania National Bank continues to focus on customers in the Northeast Pennsylvania region. Expansion efforts into Berks and Schuylkill counties are underway.


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"Keystone  Financial  and its  member  banks  are  committed  to  supercommunity banking," says Carl L. Campbell, chairman and CEO of Keystone Financial. "We understand the value of providing local service and decision making for our customers. Our affiliates are independent organizations with local executives
and  boards  dedicated  to  serving   customers  in  a  way  that  supports  our
relationship-oriented philosophy."

Financial Trust is a Carlisle-based financial services institution with assets of approximately $1.2 billion. Acquired by Keystone Financial in 1997, Financial Trust now serves customers in Dauphin, Cumberland, Lancaster, Franklin, Adams, York and Perry counties through a system of 42 community offices and 74 ATM machines.

To better serve  customer  needs,  Financial  Trust is divided into two regions:
Eastern Division and Western Division. Each region offers comprehensive products and services with local decision making authority and expertise. Thomas Lennox, President, Eastern Division, will oversee 13 offices, including 9 locations in Dauphin County and 4 in Cumberland County. Robert Rahal, President, Western Division, will be responsible for 29 offices serving customers in Cumberland, York, Franklin, Adams and Perry counties.

In conjunction with its focus on business lending, Financial Trust will offer SBA (Small Business Administration) loans to small business customers. And, customers will benefit from extended Saturday hours now available at select Financial Trust community offices.

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     "We are excited at the prospect of serving our  customers  with an expanded network," says James M. Deitch, President and CEO of Financial Trust. "Customers can be confident that their financial needs will be met through the local expertise of Financial
Trust teams."

Keystone Financial is committed to expanding the spectrum of products and services available to customers. In anticipation of customers' needs, Keystone acquired Martindale Andres & Co., a full-service investment company, developed the nation's second largest MAC Check ATM network and launched Pennsylvania's first full-service mobile banking unit. Financial Trust furthers that expansion by transforming an existing office at Trindle Road in Hampden Twp. into a specialized location dedicated to the specific lines of business including business banking, mortgage and leasing.

Ray Wolfe, Financial Trust's chairman, says the forward-thinking, supercommunity banking philosophy appealed to the bank prior to joining Keystone. He adds, "Customers are asking for easier access and more options, particularly in the capital region. This expansion offers customers the opportunity to bank with a local organization that draws its strength from a seven billion dollar holding company."

All customers will benefit from a talented, locally based management team. Chairman Ray L. Wolfe, brings a wealth of experience from his long association with Financial Trust. Wolfe continues to serve in his current position since retiring from the Chairman role at Keystone Financial. James M. Deitch, President and CEO of Financial Trust, brings a strong background in retail mortgage lending. He also serves as Chairman and Chief Executive Officer of Keystone National Bank, headquartered in Lancaster.

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A  prominent  leader in the  business  banking  area,  Thomas  Lennox  serves as
President of Financial Trust's Eastern Division. Robert Rahal brings over 15 years of experience in commercial, mortgage and consumer lending to his role as President of Financial Trust's Western Division.

Harrisburg-based Keystone Financial, Inc. is the third largest financial services holding company in Pennsylvania with assets totalling more than $6.8 billion. Keystone Financial operates seven member banks; Financial Trust, Carlisle; Pennsylvania National Bank, Pottsville; Keystone National Bank, Lancaster; Keystone Bank, N.A. Horsham; Mid-State Bank, Altoona; Northern Central Bank, Williamsport; and American Trust Bank, Cumberland, MD. The company also operates Keystone Financial Mortgage, Lancaster, PA; Keystone Financial Leasing, Exton, PA; a Telephone Banking Center in Cumberland, MD; Martindale Andres & Co., West Conshohocken, PA; and MMC&P, a retirement benefits services firm in Pittsburgh, PA. Keystone Financial's website is located on the Internet at www.keyfin.com.

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